                                                                EXHIBIT 10(iii)A

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                     MASTER LEASE AND DEVELOPMENT AGREEMENT

                            Dated as of April 3, 1998

                                     between


                  ASSET XVI HOLDINGS COMPANY, L.L.C., as Lessor


                                       and


                      EAGLE USA AIRFREIGHT, INC., as Lessee

                 -----------------------------------------------

                                 Lease Financing
                         for Eagle USA Airfreight, Inc.
                          Corporate Real Estate Program




================================================================================

                               TABLE OF CONTENTS
                    (Master Lease and Development Agreement)

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I        DEFINITIONS; INTERPRETATION  . . . . . . . . . . . . . . .    1

ARTICLE II       LEASE OF LEASED PROPERTY . . . . . . . . . . . . . . . . .    1
         SECTION 2.1      Lease of the Land . . . . . . . . . . . . . . . .    1
         SECTION 2.2      Lease of Improvements . . . . . . . . . . . . . .    2
         SECTION 2.3      Other Property  . . . . . . . . . . . . . . . . .    2
         SECTION 2.4      Nature of Transaction . . . . . . . . . . . . . .    3

ARTICLE III      CONSTRUCTION AND EQUIPPING OF THE IMPROVEMENTS . . . . . .    3
         SECTION 3.1      Construction of Improvements  . . . . . . . . . .    3
         SECTION 3.2      Completion of Construction  . . . . . . . . . . .    3
         SECTION 3.3      Permits; Approvals; Storage.  . . . . . . . . . .    4
         SECTION 3.4      Inspection. . . . . . . . . . . . . . . . . . . .    4

ARTICLE IV RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 4.1      Basic Rent  . . . . . . . . . . . . . . . . . . .    4
         SECTION 4.2      Supplemental Rent.  . . . . . . . . . . . . . . .    6
         SECTION 4.3      Method of Payment . . . . . . . . . . . . . . . .    6
         SECTION 4.4      Late Payment  . . . . . . . . . . . . . . . . . .    7
         SECTION 4.5      Net Lease; No Setoff, Etc . . . . . . . . . . . .    7
         SECTION 4.6      Lessee to Cooperate with Lessor . . . . . . . . .    8

ARTICLE V        CONDITION AND USE OF LEASED PROPERTY . . . . . . . . . . .    8

ARTICLE VI LIENS; EASEMENTS; PARTIAL CONVEYANCES  . . . . . . . . . . . . .    9
         SECTION 6.1      No Liens  . . . . . . . . . . . . . . . . . . . .    9
         SECTION 6.2      Easements and Related Conveyances . . . . . . . .    9

ARTICLE VII  MAINTENANCE AND REPAIR; ALTERATIONS;
         MODIFICATIONS AND ADDITIONS  . . . . . . . . . . . . . . . . . . .   10
         SECTION 7.1      Maintenance and Repair; Compliance With Law . . .   10
         SECTION 7.2      Alterations . . . . . . . . . . . . . . . . . . .   11
         SECTION 7.3      Title to Alterations. . . . . . . . . . . . . . .   12

ARTICLE VIII USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12



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
ARTICLE IX INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 9.1      Insurance Coverages . . . . . . . . . . . . . . .   12
         SECTION 9.2      Liability Insurance . . . . . . . . . . . . . . .   13
         SECTION 9.3      Policies  . . . . . . . . . . . . . . . . . . . .   13
         SECTION 9.4      Loss Payee Provisions . . . . . . . . . . . . . .   14
         SECTION 9.5      Other Insurance . . . . . . . . . . . . . . . . .   14
         SECTION 9.6      Loss Deductibles  . . . . . . . . . . . . . . . .   14

ARTICLE X        ASSIGNMENT AND SUBLEASING  . . . . . . . . . . . . . . . .   15

ARTICLE XI LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE  . . . . . . . . . . .   15
         SECTION 11.1     Event of Loss . . . . . . . . . . . . . . . . . .   15
         SECTION 11.2     Event of Taking . . . . . . . . . . . . . . . . .   16
         SECTION 11.3     Casualty  . . . . . . . . . . . . . . . . . . . .   17
         SECTION 11.4     Condemnation  . . . . . . . . . . . . . . . . . .   17
         SECTION 11.5     Verification of Restoration and Rebuilding  . . .   18
         SECTION 11.6     Application of Payments . . . . . . . . . . . . .   18
         SECTION 11.7     Prosecution of Awards . . . . . . . . . . . . . .   19
         SECTION 11.8     Application of Certain Payments
                          Not Relating to an Event of Taking  . . . . . . .   19
         SECTION 11.9     Other Dispositions  . . . . . . . . . . . . . . .   19
         SECTION 11.10    No Rent Abatement . . . . . . . . . . . . . . . .   20

ARTICLE XII INTEREST CONVEYED TO LESSEE . . . . . . . . . . . . . . . . . .   20

ARTICLE XIII EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE XIV ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 14.1     Remedies  . . . . . . . . . . . . . . . . . . . .   22
         SECTION 14.2     Remedies Cumulative; No Waiver; Consents  . . . .   24

ARTICLE XV SALE, RETURN OR PURCHASE OF LEASED PROPERTY  . . . . . . . . . .   25
         SECTION 15.1     Lessee's Option to Purchase . . . . . . . . . . .   25
         SECTION 15.2     Purchase Obligation . . . . . . . . . . . . . . .   25
         SECTION 15.3     Acceleration of Purchase Obligation . . . . . . .   26
         SECTION 15.4     Determination of Purchase Price . . . . . . . . .   26
         SECTION 15.5     Purchase Procedure  . . . . . . . . . . . . . . .   26
         SECTION 15.6     Option to Remarket  . . . . . . . . . . . . . . .   27
         SECTION 15.7     Rejection of Sale . . . . . . . . . . . . . . . .   30
         SECTION 15.8     Return of Leased Property . . . . . . . . . . . .   31
         SECTION 15.9     Effect of Conveyance to Lessee  . . . . . . . . .   32

ARTICLE XVI LESSEE'S EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . .   32





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
ARTICLE XVII RIGHT TO PERFORM FOR LESSEE  . . . . . . . . . . . . . . . . .   33

ARTICLE XVIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 18.1     Reports . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 18.2     Binding Effect; Successors and Assigns  . . . . .   33
         SECTION 18.3     Quiet Enjoyment . . . . . . . . . . . . . . . . .   33
         SECTION 18.4     Notices . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 18.5     Severability  . . . . . . . . . . . . . . . . . .   34
         SECTION 18.6     Amendment; Complete Agreements  . . . . . . . . .   34
         SECTION 18.7     Construction. . . . . . . . . . . . . . . . . . .   34
         SECTION 18.8     Headings  . . . . . . . . . . . . . . . . . . . .   34
         SECTION 18.9     Counterparts  . . . . . . . . . . . . . . . . . .   34
         SECTION 18.10    Governing Law . . . . . . . . . . . . . . . . . .   35
         SECTION 18.11    Discharge of Lessee's Obligations
                          by its Affiliates . . . . . . . . . . . . . . . .   35
         SECTION 18.12    Liability of Lessor Limited . . . . . . . . . . .   35
         SECTION 18.13    Estoppel Certificates . . . . . . . . . . . . . .   35
         SECTION 18.14    No Joint Venture  . . . . . . . . . . . . . . . .   36
         SECTION 18.15    No Accord and Satisfaction  . . . . . . . . . . .   36
         SECTION 18.16    No Merger . . . . . . . . . . . . . . . . . . . .   36
         SECTION 18.17    Survival  . . . . . . . . . . . . . . . . . . . .   36
         SECTION 18.18    Chattel Paper . . . . . . . . . . . . . . . . . .   36
         SECTION 18.19    Time of Essence . . . . . . . . . . . . . . . . .   37
         SECTION 18.20    Recordation of Lease  . . . . . . . . . . . . . .   37
         SECTION 18.21    Investment of Security Funds  . . . . . . . . . .   37
         SECTION 18.22    No Illegal Interest to be Charged . . . . . . . .   37

APPENDIX I       Definitions and Interpretation
APPENDIX II      Form of Parcel Lease Supplement





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                     MASTER LEASE AND DEVELOPMENT AGREEMENT

         THIS MASTER LEASE AND DEVELOPMENT AGREEMENT (this "Lease"), dated as of April 3, 1998, is between ASSET XVI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor, and EAGLE USA AIRFREIGHT, INC., a Texas corporation, as Lessee.

                             PRELIMINARY STATEMENT

         In accordance with and subject to the terms and provisions of this Lease and the other Operative Documents, (i) the Lessor has agreed to acquire Parcels of the Land pursuant to Parcel Lease Supplements as hereinafter provided, (ii) the Lessor has agreed to lease Parcels of the Land to the Lessee, (iii) to the extent not otherwise improved to meet the Lessee's needs, the Lessee has agreed to develop and construct Improvements thereon, (iv) the Lessor has agreed to lease and demise the Improvements to the Lessee and the Lessee has agreed to rent and hire the Improvements from the Lessor as part of the Leased Property, (v) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, a Loan in an amount up to the Loan Commitment for the payment of Property Costs in connection with the acquisition of the Land and the Construction of the Improvements, and (vi) Lessor has agreed to make Contribution Advances from its own equity resources in an amount up to the Equity Commitment to pay a portion of the Property Costs in connection with the construction of the Improvements.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix I hereto for all purposes hereof and the rules of interpretation set forth in Appendix I hereto shall apply to this Lease.

                                   ARTICLE II
                            LEASE OF LEASED PROPERTY

         SECTION 2.1 Lease of the Land. Prior to the Completion Deadline, Lessee, as agent for the Lessor, shall identify, purchase and acquire on behalf and in the name of Lessor, title in fee simple, or by leasehold estate, in and to one or more Parcels of the Land, subject only to Permitted Liens, as follows:

         (a) Lessee shall prepare and submit to the Lessor and the Lender counterparts of an appropriately completed Parcel Lease Supplement substantially in the form of Appendix II hereto, with all blanks appropriately completed, for each such Parcel of the Land, and counterparts of the related Operative Documents or supplemental Operative Documents for each such Parcel the execution and delivery of which are required to satisfy the Parcel Conditions with respect to such Parcel, each duly signed and acknowledged, where appropriate, by the Lessee, ready for execution.

         (b) Lessee shall simultaneously deliver to the Lessor and the Lender evidence of the satisfaction of the Parcel Conditions for such Parcel in
Section 3.2 of the Participation Agreement.

         (c) Lessor and the Lender, respectively, shall thereupon cause the Parcel Lease Supplement and the related Operative Documents and supplemental Operative Documents for such Parcel to which the Lessor or the Lender, respectively, are a party, to be signed by their respective duly authorized officers and, where requested by the Lessee, to cause such documents to be acknowledged, signed by subscribing witnesses, or otherwise executed with the formalities necessary for such documents to be duly recorded in the appropriate land records of the County or other municipality where such Parcel is located.


         (d) Not less than three Business Days prior to the related Parcel Closing Date, Lessee shall submit a Funding Requisition in the amount of the purchase price and other costs of acquisition of such Parcel, including without limitation, the cost of recording, in the name and on behalf of Lessor the Deed therefor.

         (e) Pursuant to each Parcel Lease Supplement, the Lessor shall and hereby does demise and lease its interest in and to each such Parcel of the Land to the Lessee, and the Lessee shall, and hereby does, rent and lease such Parcel of the Land from the Lessor, upon and subject to the terms and conditions of this Lease, the Participation Agreement and each of the Operative Documents, including the supplements thereto.

         SECTION 2.2 Lease of Improvements. Lessor hereby demises and leases Lessor's interest in the Improvements (whether or not the Construction thereof has been completed) to Lessee, and Lessee hereby rents and leases Lessor's interest in the Improvements (whether or not the Construction thereof has been completed) from Lessor, for the Lease Term. The demise and lease of the Improvements pursuant to this Section shall include any additional right, title or interest in the Improvements which may at any time be acquired by Lessor, whether in connection with the Construction of such Improvement on an additional Parcel of the Land, as the result of an Alteration, or otherwise, the intent being that all right, title and interest of Lessor in and to all of the Improvements whenever constructed, and wherever located, shall at all times be demised and leased hereunder.

         SECTION 2.3 Other Property. Lessee may from time to time own or hold under lease from Persons other than Lessor, furniture, trade fixtures and equipment located on or about the Leased Property which is not subject to this Lease.

         SECTION 2.4 Nature of Transaction. It is the intent of the parties hereto that: (a) for Federal, State and local income tax purposes, this Lease shall be treated as the repayment and





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security provisions of a loan by Lessor to Lessee, and that Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Leased Property or any part thereof; and that all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal, as the case may be, in respect of such loan; (b) if a bankruptcy court or other court of competent jurisdiction shall at any time determine that the transactions represented by this Lease and the other Operative Documents either (i) do not constitute a true leasing transaction or (ii) shall be treated as a financing or other transaction, then in any such event, this Lease shall be treated as a deed of trust and security agreement, mortgage and security agreement or other similar instrument with a power of sale from Lessee, as mortgagor to Lessor for the benefit of the Lender, as mortgagee, encumbering the Leased Property, and the payment by Lessee of the Basic Rent (other than Scheduled Rent) shall be treated as payments of interest and the payment of Lessee of Scheduled Rent and any other amounts in respect of the Lease Balance shall be treated as repayments of principal (all such payments are obligatory and shall, to the fullest extent permitted by law, have priority over any and all mechanics' liens and other liens and encumbrances arising after the respective Memorandum of Lease is recorded); and (c) the Mortgages upon each Parcel, and the Assignment of Lease and Rents will create a lien and security interest in the Collateral (as defined in the Mortgages) and this Lease, subject to certain limited exceptions.

                                  ARTICLE III
                 CONSTRUCTION AND EQUIPPING OF THE IMPROVEMENTS

         SECTION 3.1 Construction of Improvements. In the event that a Parcel Lease Supplement provides for Improvements to be constructed by Lessee for the account of the Lessor on the related Parcel, Lessee shall, for the benefit of Lessor, cause the Construction of the Improvements to be commenced on such Parcel following the Parcel Closing Date, and to cause such Construction to be performed and completed by the General Contractor therefor in general conformance with and pursuant to the Construction Contract therefor. Until the Construction is completed, the portions of the Improvements under construction shall, and upon completion of Construction the completed Improvements shall, be a part of the Leased Property.

         SECTION 3.2 Completion of Construction. Lessee shall endeavor to achieve satisfactory performance from each General Contractor under each Construction Contract. Lessee shall cause the Construction of all Improvements to occur on or prior to the related Completion Deadline. Lessee may make changes to the Plans and Specifications, shall review requests for changes, shall negotiate proposals for changes made by the General Contractor and shall prepare and sign change orders. Lessee shall develop and implement procedures for the review and processing of applications by the General Contractor, subcontractors, materialmen and other Persons involved in the Construction for progress and final payments, and shall provide to Lessor such certifications for payment as are required under the Participation Agreement. Lessee's obligations under this Section shall not be diminished or affected by any insufficiency of the proceeds of the Loan, or the amount of the Contribution, or as the result of the costs of acquisition of the Land or the Construction of the Improvements or any part thereof exceeding amounts received as Loan Advances or Contribution Advances from the Lender or the Lessor. In the event





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that Property Costs which are due and payable exceed the aggregate amount of
Loan Advances and Contribution Advances, such excess shall be paid by Lessee from Lessee's own funds.

         SECTION 3.3 Permits; Approvals; Storage. Lessee shall be responsible for obtaining or causing each General Contractor to obtain all applicable zoning, wetlands, subdivision, building and other permits for the Construction, and shall also be responsible for obtaining or causing each General Contractor to obtain all other approvals from authorities having jurisdiction over the Construction, the Land or the Improvements. Lessee shall monitor the progress of the Construction. Lessee shall arrange for the delivery and storage, protection and security of materials, systems and equipment which are to be incorporated into the Improvements until such items are incorporated into the Improvements.

         SECTION 3.4 Inspection. At any time upon three (3) Business Days prior notice to Lessee, Lessor, the Lender and their authorized representatives, at their sole risk, may inspect the Leased Property and the books and records of Lessee relating to the Leased Property and make copies and abstracts therefrom. All reasonable and documented out-of-pocket costs of such inspection incurred by Lessor or Lender shall be paid by Lessee promptly after receipt by Lessee of a written request for such payment. No inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. None of the inspecting parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such inspecting party, during the course of such inspection, causes damage to either the Leased Property, any property of Lessee or any property of any other Person or injury to a Person, whereupon, provided that the Lessee shall not have been negligent or acted intentionally or with gross recklessness, such inspecting party shall be liable for any such damage or injury, as may be applicable, shall indemnify and hold Lessee harmless from and against all claims, losses and liability as to such damage or injury.

                                   ARTICLE IV
                                      RENT

         SECTION 4.1      (a)     Basic Rent.  The first Rent Payment Date for
each Property shall be the first Loan Payment Date which next follows the earlier to occur of the Parcel Completion Date for such Property or the related Completion Deadline, as the case may be, and beginning on that date, Lessee shall commence making payments of Basic Rent with respect to such Property to Lessor in installments payable in arrears on each Rent Payment Date and on any date (if not a Rent Payment Date) which is the Lease Termination Date. Notwithstanding the foregoing, the Lessee shall pay no Basic Rent with respect to any Property for the period from the related Parcel Closing Date to and including the earlier to occur of the related Parcel Completion Date or the related Completion Deadline. On each Rent Payment Date, Lessee shall pay the installment of Basic Rent then due and payable pursuant to this Lease and all Parcel Lease Supplements then in force. Basic Rent shall equal the sum of all installments of the Facility Rent, the Index Rent and the Scheduled Rent payable with respect to each Property and shall be payable in the respective amounts set forth





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
below and in each Parcel Lease Supplement. In addition, Basic Rent shall be payable on the related Parcel Completion Date in certain circumstances as set forth below.

                 (b) Facility Rent. On each Rent Payment Date, the Lessee shall, until (i) the total Lease Balance shall be paid in full on the Lease Termination Date, or (ii) the payment by Lessee of the Recourse Deficiency Amount on the Scheduled Termination Date and the fulfillment of the provisions of clauses (i) through (xiii) of Section 15.6, pay installments of Facility Rent in respect of each Property in arrears with respect to the period elapsed since, in the case of the first Rent Payment Date for such Property, the related Parcel Completion Date, and in the case of each subsequent Rent Payment Date, the immediately preceding Rent Payment Date, and each such installment shall be in an amount which equals the Contribution Return accrued and unpaid in respect of the Parcel Contribution Tranche for such Property. In addition, the Lessee agrees to pay as Facility Rent (i) on the Final Completion Date, all accrued and unpaid Contribution Return, if any, which shall not have been added to the balance of the Contribution in accordance with Section 2.2(d) of the Participation Agreement as the result of the total funding of the Equity Commitment, and (ii) an amount equal to the Lessor's Breakage Costs in the event of the imposition of such Lessor's Breakage Costs.

                 (c) Index Rent. On the Final Completion Date, the Lessee shall pay as Index Rent an amount equal to the sum of all interest accrued and unpaid on the Loan for which a Loan Advance shall not have been made pursuant to Section 2.2(c) of the Participation Agreement on or prior to such date as the result of the prior total funding of the Loan Commitment. On each Rent Payment Date on which Basic Rent is payable, the Lessee shall pay as Index Rent for each Property an amount equal to the sum of all interest accrued and unpaid with respect to the Parcel Tranche for such Property.

                 (d) Scheduled Rent. On each Rent Payment Date, Lessee shall pay the installment of Scheduled Rent for each Property, if any, then due and payable. There shall be attached to each Parcel Lease Supplement as Appendix II a schedule of the respective installments of Scheduled Rent due and payable on each Rent Payment Date with respect to the related Property. It is the intention of the parties hereto and the Lender that the respective installments of Scheduled Rent set forth on all such schedules of Scheduled Rent shall be in an aggregate amount sufficient (but not in excess) to pay required payments of principal on the Loan and the Note, and the proceeds of each such installment shall be applied by the Lender in reduction of the Parcel Tranche for the related Property; provided, however, that the Lessee, in order to avoid Breakage Costs, hereby directs the Lender to deposit payments of Scheduled Rent in the Reinvestment Account maintained pursuant to Section 3.7 of the Loan Agreement for payment of principal on the Rent Payment Date at the end of the Interest Period; provided, further, that until amounts in the Reinvestment Account shall be applied to pay the Loan, interest will continue to accrue with respect to 100% of the principal balance of the Loan without any setoff or deduction relating to the amounts so deposited. The parties hereto agree to adjust the schedule of Scheduled Rent set forth in each such Appendix II to the extent necessary to reflect the actual outstanding principal amount of the Loan, in the event of (i) a partial prepayment of the Loan, or (ii) that the aggregate total of the Loan Advances made under the Loan as of the Completion Deadline equals less than the Loan Commitment. Any such





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
adjustment shall be made (i) in the case of a partial prepayment, by multiplying the remaining unpaid installments of Scheduled Rent on by a fraction, the numerator of which is the aggregate total of Loan Advances made under the Loan less the amount of principal prepaid on the Loan, and the denominator of which is the amount of the Loan Commitment, and (ii) in the event that the aggregate total of Loan Advances equals less than the Loan Commitment as of the Completion Date, by multiplying each of the installments of Scheduled Rent as set forth on each such Appendix II by a fraction, the numerator of which is the aggregate total of Loan Advances under the Loan, and the denominator of which is the Loan Commitment. Notwithstanding the foregoing, on the Scheduled Termination Date, the Lessee shall pay an amount equal to the Recourse Deficiency Amount or the Lease Balance, as the case may be, in accordance with the provisions of Article XV hereof, in addition to the installment of Scheduled Rent due hereunder.

         SECTION 4.2 Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document or in the Facilitation Agreement dated the date hereof between the Lessee, the Lessor and JH Management Corporation (the "Facilitation Agreement"), any and all Supplemental Rent promptly as the same shall become due and payable. In particular, the Lessee agrees to pay to the Lessor or its designee as Supplemental Rent (i) on the Closing Date and on July 1st of each succeeding year during the Lease Term, the annual Facilitation Fee in the sum of $__________, (ii) amounts necessary to reimburse Lessor for reasonable legal fees and expenses in connection with the transaction contemplated by the Operative Documents; and (iii) such other amounts as Lessor and Lessee shall mutually agree upon. In the event of any failure on the part of Lessee to pay any Supplemental Rent, which failure constitutes an Event of Default, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section shall be payable in the type of funds and in the manner set forth in Section 4.3.

         SECTION 4.3 Method of Payment. All Basic Rent shall be paid by the Lessee directly to the Lender. Supplemental Rent (including amounts due under Article XV hereof) shall be paid to Lessor (or to such Person as may be entitled thereto) or, in each case, to such Person as Lessor (or such other Person) shall specify in writing to Lessee, and at such place as Lessor (or such other Person) shall specify in writing to Lessee, which specifications by Lessor shall be given by Lessor at least ten Business Days prior to the due date therefor. Each payment of Rent (including all payments under Article XV hereof) shall be made by Lessee prior to 10:00 a.m. Houston, Texas time on the date due, at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         SECTION 4.4 Late Payment. If any Rent (other than Supplemental Rent payable by reason of this Section) shall not be paid when due, Lessee shall pay to Lessor, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         SECTION 4.5 Net Lease; No Setoff, Etc. This Lease is a net lease and, notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes, assessments and other expenses (foreseen or unforeseen) for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Property, or that are connected with or arise out of the acquisition, installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, including, without limitation, the Construction or the financing of the Construction and any other amounts payable hereunder shall be paid, without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation (i) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance, (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof, (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction, (iv) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property, (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of any Person requested or consented to by Lessee, (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, the Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, the Lender or any other Person, or by any court, in any such proceeding, (vii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement where such failure was caused by Lessee's failure to perform its obligations under the Operative Documents, (viii) any disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof by Lessee, (ix) any action by any court, administrative agency or other Governmental Authority, (x) any restriction, prevention or curtailment of or interference with the Construction or any use of the Leased Property or any part thereof or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not either Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles XV or XI of this Lease, this Lease shall be noncancellable by Lessee for any reason whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than by reason of Lessor's willful misconduct or breach of any of its express obligations under any Operative Document.

         SECTION 4.6 Lessee to Cooperate with Lessor. The Lessee hereby agrees to use its best efforts to supply Lessor with all such information necessary in order for Lessor to maintain its books and accounts and prepare all required federal, state and local tax returns.

                                   ARTICLE V
                      CONDITION AND USE OF LEASED PROPERTY

         During the Lease Term, Lessor's interest in the Improvements (whether or not completed) and the Land is demised and let by Lessor "AS IS" and that Lessor's interest is subject to, among other things, (i) the rights of any parties in possession thereof, (ii) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (iii) any state of facts which an accurate survey or physical inspection might show (including each survey delivered on each Parcel Closing Date), (iv) all Applicable Law and
(v) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSEE IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS. NEITHER LESSOR NOR THE LENDER HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR NOR THE LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW except that Lessor hereby represents and warrants that the Leased Property shall at all times remain free of Lessor Liens. As between Lessor and Lessee, Lessee shall be afforded full opportunity to inspect the related Parcel prior to each Parcel Closing Date, and shall enter into each Parcel Lease Supplement solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor or the Lender, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article have been negotiated and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor or the Lender, express or implied, with respect to the Leased Property that may arise pursuant to any law now or hereafter in effect or otherwise.

                                   ARTICLE VI
                     LIENS; EASEMENTS; PARTIAL CONVEYANCES

         SECTION 6.1 No Liens. Commencing on each Parcel Completion Date and thereafter, Lessee shall not directly or indirectly create, incur or assume, any Lien on or with respect to the related Parcel of the Leased Property, the Construction, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee or Alterations constructed by Lessee, except in all cases Permitted Liens.

         SECTION 6.2      Easements and Related Conveyances.  Notwithstanding
Section 6.1, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development and construction of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land, the Improvements or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land, the Improvements or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                 (a) any such action shall be at the sole cost and expense of Lessee, and Lessee shall pay all reasonable and documented out-of-pocket costs of Lessor in connection therewith (including, without limitation, the reasonable and documented fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor in connection with any such action);

                 (b) Lessee shall have delivered to Lessor a certificate of a Responsible Officer of Lessee stating that (1) such action will not cause the Land, the Improvements or any portion thereof to fail to comply in any respect with the provisions of this Lease or any other Operative Documents or in any respect with Applicable Law and (2) such action will not materially reduce the Fair Market Sales Value of the Land or the Improvements nor Lessor's interest therein;

                 (c) all consideration received in connection with such action (net of all reasonable out-of-pocket expenses incurred by Lessee in connection therewith) shall be paid to Lender within thirty (30) Business Days following receipt thereof and shall constitute a Qualified Payment (to the extent consistent with the definition thereof) and be applied to reduce the Loan; and

                 (d) in the case of any release or conveyance, if Lessor so requests and to the extent available without undue expense, Lessee will cause to be issued and delivered to Lessor by the Title Insurance Company an indorsement to the related Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the related Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the related Title Policy has been released or conveyed by Lessor.

                                  ARTICLE VII
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS; MODIFICATIONS AND ADDITIONS

         SECTION 7.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall after each Parcel Closing Date with respect to each Parcel (i) maintain the Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar facilities owned or leased by Lessee, (ii) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep the Leased Property in compliance with, all Applicable Laws and (iii) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (i) and
(ii). Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor pursuant to any Applicable Law or other agreements or otherwise. Lessor shall not be liable to Lessee or to any contractors, subcontractors, laborers, materialmen, suppliers or vendors for services performed or material provided on or in connection with the Leased Property or any part thereof. Lessor shall not be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

         SECTION 7.2 Alterations. The Lessee shall have the right, at any time and from time to time, to make such Alterations, structural or otherwise, to the Leased Property as the Lessee shall deem necessary or desirable, subject to the following conditions:

                 (a) No Alterations shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required from time to time, all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and the Lessor, at the Lessee's expense, shall join in the application for such permits or authorizations whenever such action is necessary;

                 (b) Any structural Alterations, or any Alterations undertaken as a single project and involving an estimated cost aggregating more than $200,000, shall, if requested by the Lender, be conducted under the supervision of an architect or engineer licensed as such in the State; selected by the Lessee and reasonably acceptable to the Lender, and no such work shall be undertaken until preliminary plans and outline specifications and budget estimates therefor, prepared and approved in writing by such architect or engineer, stating that the same comply with the provisions of this Article, shall have been submitted to and approved by the Lessor and the Lender, which approval shall be deemed to have been given if no notice of disapproval of the same is given by either of Lessor or Lender within ten (10) Business Days after receipt of the foregoing items for approval in accordance with Section 7.2(b);

                 (c) All Alterations will comply in all respects with the provisions of the Operative Documents and shall be of such a character that, when completed, the Fair Market Sales Value of the Improvements shall be not less than the Fair Market Sales Value of the Improvements immediately before any such Alterations.

                 (d) All work done in connection with any Alterations shall be done in a good and workmanlike manner and in compliance with applicable building and zoning laws and with all other Applicable Laws; the cost of any such Alterations shall be paid in cash or its equivalent, so that the Leased Property shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied (other than inchoate liens or liens bonded off in accordance with Applicable Law and with Lender's consent); and the work of any Alterations shall be prosecuted with reasonable dispatch, unavoidable delays excepted;

                 (e) Worker's compensation insurance covering all persons employed in connection therewith and with respect to whom death or bodily injury claims could be asserted against the Lessor, the Lender or the Lessee or the Leased Property and general liability and property damage insurance (which may be effected by indorsement, if obtainable, on the insurance required to be carried pursuant to
         Section 9.2) for the mutual benefit of the Lessor, the Lender or the Lessee with limits of not less than those required to be carried pursuant to said Section 9.2 shall be maintained by the Lessee at all times when any work is in process in connection with any Alterations.

         SECTION 7.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, personal property and equipment which were not acquired with funds advanced by Lessor or Lender) and shall be deemed to constitute a part of the Leased Property and be subject to this Lease.

                                  ARTICLE VIII
                                      USE

         Lessee shall use the Leased Property or any part thereof only for the purpose of warehouse and distribution purposes and related office uses, and such other uses that may be available under the zoning applicable to the Land or any applicable part thereof from time to time.

                                   ARTICLE IX
                                   INSURANCE

         SECTION 9.1 Insurance Coverages. At all times (except as otherwise indicated) the Lessee, at its sole cost and expense, shall keep the Improvements insured for the mutual benefit of the Lender, Lessor and Lessee against:

                 (a) loss or damage by fire, and such other risks as may be included in the so-called "All Risk" form of insurance providing coverage against all risks of physical loss, in an amount satisfactory to Lender, but in any event not less than the then Full Replacement Cost of the Improvements;

                 (b) loss or damage from leakage of sprinkler systems now or hereafter installed in the Improvements, in such amount as Lender may reasonably require;

                 (c) loss of rental from the Improvements, under a rental value insurance policy indorsement or policy provision 9.2 covering risk of loss due to any of the hazards described in clauses (a) and (b) of this Section 9.1 in an amount not less than the aggregate requirements for the period of 12 months following the occurrence of the insured casualty for Basic Rent and Supplemental Rent;

                 (d) loss or damage by explosion of high pressure steam boilers, air conditioning equipment, pressure vessels, motors or similar apparatus, now or hereafter installed in the Improvements in such limits with respect to any one accident as may reasonably be required by Lender from time to time, but not less than $100,000;

                 (e) flood hazard coverage, if available under any applicable federal flood insurance program, in an amount reasonably satisfactory to Lender;

                 (f) during the Construction and at any time during which any part of the Improvements or any Alteration are under construction, and as to any part of the Improvements or any Alteration under construction, builder's risk coverage under a so-called "all risk" non- reporting completed value form of policy; and

                 (g) such other hazards and in such amounts as Lender may reasonably require provided that such insurance is then customarily maintained with respect to similar properties in the State in which such Improvements are located.

The term "Full Replacement Cost" shall mean the actual replacement cost of the Improvements (excluding foundation and excavation costs) without physical depreciation. Full Replacement Cost shall be determined at the request of Lender by an architect, appraiser, appraisal company or one of the insurers, selected and paid by the Lessee and reasonably acceptable to Lender, but such determination shall not be required to be made more frequently than once every 24 months.

         SECTION 9.2 Liability Insurance. The Lessee shall also maintain insurance for the mutual benefit of the Lessor, the Lender, each other Indemnitee, and the Lessee against claims for bodily injury or property damage, under a policy of commercial general liability insurance, with such limits as may reasonably be required by the Lessor or the Lender from time to time, but not less than $1,000,000 per occurrence, with excess umbrella liability coverage of not less than $5,000,000 per occurrence.

         SECTION 9.3 Policies. All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers of recognized responsibility and acceptable to the Lessor and the Lender. Upon the execution of this Lease, the Lessee shall deliver to the Lender and the Lessor original certificates of such insurance and copies of such policies in form reasonably satisfactory to the Lender. At least 30 days prior to the expiration date of any policy, a copy of the renewal policy for such insurance shall be delivered by the Lessee to the Lessor and the Lender, and certificates thereof in form reasonably satisfactory to the Lender shall be delivered as aforesaid, together with satisfactory evidence of payment of the premium thereon. All policies referred to in Section 9.1 shall contain agreements by the insurers that (i) any loss shall be payable to the Lessor and the Lender, notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of said insurance, (ii) such policies shall not be canceled except upon 30 days' prior written notice to each named insured and loss payee, (iii) the coverage afforded thereby shall not be affected by the performance of any work in or about the Leased Property and (iv) waiving all rights of subrogation against the Lessor, Lender, Lessee and their respective officers, employees, directors, incorporates, shareholders and agents.

         SECTION 9.4 Loss Payee Provisions. The rental value policy referred to in Section 9.1 (c) shall name Lender as the loss-payee thereunder. Upon the receipt of same, the Lender shall apply the proceeds of such rental value insurance paid to it first to the payment of Basic Rent and then to the payment of taxes, insurance premiums and other items of Supplemental Rent becoming due during the rebuilding and restoration of the Leased Property, and any balance of such proceeds after the completion of such rebuilding and restoration shall be paid to Lessee. Except as provided above in this Section 9.4, all policies of insurance required herein shall name the Lender, Lessor, and Lessee as the insureds as their respective interests may appear. Subject to the provisions and limitations of this Section, all policies referred to in
Section 9.1 shall also provide for any loss to be payable to Lender as its interest may appear, pursuant to a standard mortgagee clause or indorsement. The loss, if any, under the policies referred to in Section 9.1 shall be adjusted with the insurance companies by the Lessee except that no loss shall be adjusted without the prior written approval of the Lender. The loss, if any, under all policies referred to in Section 9.1 shall be payable to the Lender. All such policies shall expressly provide that loss thereunder shall be adjusted and paid as provided in this Section. Any loss paid to the Lessee under any insurance policy referred to in Section 9.1 shall be held by the Lessee in trust for application to the cost of restoring, repairing, replacing or rebuilding the Improvements. Any loss paid to the Lender shall be disbursed by it in accordance with the provisions of Section 11.6 of this Lease.

         SECTION 9.5 Other Insurance. Nothing in this Article shall prevent the Lessee from taking out insurance of the kind and in the amounts provided for under Section 9.1 and 9.2 under a blanket insurance policy or policies which can cover other properties owned or operated by the Lessee as well as the Leased Property; provided, however, that any such policy of insurance provided for under Section 9.1 shall (a) specify therein, or the Lessee shall furnish the Lessor and the Lender with a written statement from the insurers under such policies specifying, the amount of the total insurance allocated to the Improvements, which amount shall be not less than the amount required by said Section 9.1 to be carried, and (b) not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to a minimum specific percentage of the value of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy. The Lessee shall furnish to the Lessor and the Lender, within 30 days after the filing thereof with any insurance rate-making body, copies of the schedule or make-up of all property covered by every such policy of blanket insurance.

         SECTION 9.6 Loss Deductibles. All insurance provided for under this Agreement may contain loss deductible clauses in such commercially reasonable maximum amounts as the Lender shall approve from time to time.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLEASING

         Except as provided in the next following sentence, Lessee may not assign any of its right, title or interest in, to or under this Lease. Lessee may assign or sublease all or any portion of the Leased Property; provided, however, that (i) all obligations of Lessee (or, in the case of a merger, consolidation or sale of all or substantially all of Lessee's assets, Lessee's successor if (A) such successor has a net worth, determined in accordance with GAAP, at least equal to that of Lessee as of the end of the most recent fiscal quarter of Lessee, (B) such successor assumes in writing all of Lessee's obligations under the Operative Documents without qualification or reservation and (C) immediately after giving effect to such merger, consolidation or sale, no Event of Default exists) shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or sublease had been made, (ii) any such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement, the Mortgages and the other Operative Documents except to the extent the Lease remains effective under the applicable Non-Disturbance and Attornment Agreement and (iii) each such sublease shall terminate on or before the Lease Termination Date.

                                   ARTICLE XI
                   LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         SECTION 11.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Lease Term, (ii) which, in the good-faith judgement of Lessee, renders repair and restoration of any Property impractical or uneconomical and (iii) as to which Lessee, within thirty (30) days after the occurrence of such event, delivers to Lessor and the Lender an Officer's Certificate notifying Lessor and the Lender of such event and of such judgement, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore and rebuild the affected Property pursuant to Section 11.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the next Rent Payment Date following delivery of the Officer's Certificate pursuant to clause (iii) of the preceding sentence, in addition to all Basic Rent and Supplement Rent otherwise due on such date, an amount equal to the Lease Balance of the affected Property as of such date. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 15.5 ("Purchase Procedure") hereof, provided, however, that (A) such conveyance may be by special warranty deed, but free and clear of Lessor's Liens and the lien of the related Mortgage, (B) Lessor shall have no obligation to remove title defects other than Lessor Liens and the lien of the related Mortgage affecting such Property and (C) Lessee's ability to obtain a title insurance policy shall not affect Lessee's obligation to purchase Lessor's interest in the affected Property. Upon completion of such purchase, but not prior thereto, the affected Property shall be deemed released from this Lease and all obligations of the Lessee and Lessor with respect to such Property (including the obligation to make further payments of Basic Rent) shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.
Upon the consummation of the purchase of the affected Property pursuant to this Section, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in insurance required to be maintained by Lessee pursuant to this Lease.

         SECTION 11.2 Event of Taking. Any event (a) which constitutes a taking of title to any Property or (b) (i) which would otherwise constitute a Condemnation, (ii) which, in the good-faith judgement of Lessee, renders restoration and rebuilding of such Property impossible, impractical or uneconomical and (iii) as to which Lessee, within thirty (30) days after the occurrence of such event, delivers to Lessor and Lender an Officer's Certificate notifying Lessor and the Lender of such event, of such judgement and of the date (or Lessee's best estimate thereof) on which Lessee shall be required to relinquish possession of the affected Property (or the affected portion thereof), shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation Lessee shall restore and rebuild the affected Property pursuant to Section 11.4. If an Event of Taking shall occur, Lessee shall pay to the Lender for the account of the Lessor (i) on the next Rent Payment Date following the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (a) of the second preceding sentence or (ii) on the Rent Payment Date next preceding the date on which Lessee is required to relinquish possession of the Leased Property (or the affected portion thereof), in the case of an Event of Taking described in clause (b) of the second preceding sentence, in addition to all Basic Rent and Supplemental Rent otherwise due on such date, an amount equal to the Lease Balance of the affected Property. Upon the Lender's receipt of such amount on such date, the Lessor shall cause the Lessor's interest in the affected Property to be conveyed to Lessee in accordance with and subject to the provisions of Section
15.5 ("Purchase Procedure") hereof; provided, however, that (A) such conveyance may be by special warranty deed, but free and clear of Lessor's Liens and the lien of the related Mortgage, (B) such conveyance shall be subject to all rights of the condemning authority, (C) Lessor shall have no obligation to remove title defects other than Lessor Liens and the lien of the related Mortgage affecting such Property and (D) Lessee's ability to obtain a title insurance policy shall not affect Lessee's obligation to purchase Lessor's interest in the affected Property. Upon completion of such purchase, but not prior thereto, the affected Property shall be deemed released from this Lease and all obligations of the Lessee and the Lessor under this Lease with respect to such Property (including the obligation to make further payments of Basic
Rent) shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to the date of such purchase, or which are expressly stated herein to survive termination of this Lease. Upon the consummation of the purchase of the affected Property pursuant to this Section, all Awards received by Lessor, after deducting any reasonable and documented costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking during the Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor. If no Event of Default has occurred and is then continuing, Lessee shall have the right to negotiate with the condemning authority and receive all Awards, subject to the terms of this Lease.

         SECTION 11.3 Casualty. If a Casualty shall occur, Lessee shall rebuild and restore the affected Property, will complete the same prior to the Lease Termination Date (provided that sufficient time to do so exists at the time such Casualty occurs) and will cause the conditions set forth in Section
3.3 of the Participation Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date; provided, however, that with respect to any such Casualty occurring after the original satisfaction of the Construction Conditions, such restoration and rebuilding will be performed, and the Improvements, as applicable, will be restored and rebuilt, in accordance with the Plans and Specifications as in existence on the date on which the certificate of occupancy for the affected Improvements was issued, as such Plans and Specifications may have been modified in respect of Alterations completed prior to the occurrence of such Casualty pursuant to
Section 7.2, with such additional modifications to such Plans and Specifications as Lessor shall consent to in writing, which consent shall not be unreasonably withheld or delayed.

         SECTION 11.4 Condemnation. If a Condemnation shall occur, Lessee shall rebuild and restore the affected Property to the extent practicable, will complete the same prior to the Lease Termination Date (provided that sufficient time to do so exists at the time such Condemnation occurs), and will cause the conditions set forth in Section 3.3 of the Participation Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date; provided, however, that within sixty (60) days after Lessee's receipt of any Awards with respect to such Condemnation, Lessee shall pay to the Lender, which amounts shall be applied as a Qualified Payment to the prepayment of the Note, (a) the portion, if any, of such Awards which are identified, by the condemner, as being allocable to the Land or (b) if no such identification is made by the condemner, the portion, if any, of such Awards which are, in Lessee's good-faith and reasonable judgment, allocable to the Land; and provided, further, that with respect to any such Condemnation occurring after the original satisfaction of the Construction Conditions, such restoration and rebuilding will be performed, and the Improvements, as applicable, will be restored and rebuilt, in accordance with the Plans and Specifications as in existence on the date on which the certificate of occupancy for the affected Improvements, as applicable, was issued, as such Plans and Specifications may have been modified in respect of Alterations completed prior to the occurrence of such Condemnation pursuant to Section 7.2 or modified to adjust for a Casualty of the Leased Property pursuant to Section 11.3, with such additional modifications to such Plans and Specifications as Lessor shall consent to in writing, which consent shall not be unreasonably withheld or delayed.

         SECTION 11.5 Verification of Restoration and Rebuilding. Lessee will promptly notify Lender and Lessor of the completion of the restoration or rebuilding of the Improvements, as applicable, after a Casualty or Condemnation. After completion of such restoration and rebuilding and in order to verify Lessee's compliance with the foregoing Sections 11.3 and 11.4, Lessor, the Lender and their authorized representatives may, at their own risk and upon three (3) Business Days' notice to Lessee, inspect the Leased Property and the completion of the restoration and rebuilding of the Improvements, as applicable. All reasonable and documented out-of-pocket costs of such inspection incurred by Lessor and the Lender will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of not making any such inspection or inquiry. None of the inspecting parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such inspecting party causes damage to the Leased Property or any property of Lessee or any other Person during the course of such inspection, whereupon, provided that the Lessee shall not have been negligent or acted intentionally or with gross recklessness, such inspecting party shall be liable for any such damage or injury, as may be applicable, shall indemnify and hold Lessee harmless from and against all claims, losses and liability as to such damage or injury.

         SECTION 11.6 Application of Payments. (a) All proceeds (except for payments under insurance policies maintained other than pursuant to Article IX of this Lease) received at any time by Lessor, Lessee or the Lender from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 11.9 applies) be applied as follows:

                 (i) In the event Lessee purchases the affected Property pursuant to Section 11.1 or Section 11.2, such Loss Proceeds shall be applied as set forth in Section 11.1 or Section 11.2, as the case may be;

                 (ii) In the event of a Casualty at such time when an Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 11.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to the Lender and to the applicable insurer that no Default or Event of Default has occurred, in which event the applicable insurer shall pay the Loss Proceeds to Lessee and, if requested by Lessee, the Lender and Lessor shall so direct the insurer;

                 (iii) In the event of a Condemnation at such time when an Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to
         Section 11.4, Lessor and Lender (if required) shall upon Lessee's request assign to Lessee Lessor's and the Lender's (if applicable) interest in any applicable Awards except for Awards (or portions thereof) described in Section 11.4(a) or (b); and

                 (iv) As provided in Section 11.8 if such Section is applicable.

         (b) During any period of repair or rebuilding pursuant to this Article, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor and the Lender upon request.

         SECTION 11.7     Prosecution of Awards.       (a)  If, during the
continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Lender promptly, but in any event within sixty (60) days after the occurrence of such Condemnation, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 11.6, to be assigned or released to Lessee; provided, however, that if an Event of Default shall have occurred and be continuing Lessor shall control such negotiations. Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to the Lessor and the Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers Lessor during the continuance of an Event of Default, with full power of substitution in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article), to file and prosecute what would otherwise be Lessee's claim for any such Award and, in the case of Lessor, to collect, receipt for and retain the same; provided, however, that in any event Lessor may participate in any such negotiations, and no settlement will be made without Lessor's prior consent, not to be unreasonably withheld or delayed.

         (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's trade fixtures, other personal property and equipment and Lessee's relocation expenses.

         SECTION 11.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Basic Rent, and the Awards for the Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

         SECTION 11.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article shall be paid to Lessor as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor in accordance with the terms of this Lease or the other Operative Documents.

         SECTION 11.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date. The foregoing notwithstanding, if and to the extent that, pursuant to the provisions of this Lease and the other Operative Documents, Loss Proceeds or Awards are paid over to and permanently retained by the Lender or Lessor, Lessee shall receive as a credit against its obligation to pay Basic Rent or, as applicable, the Lease Balance, in the amount of any such Loss Proceeds or Awards.

                                  ARTICLE XII
                          INTEREST CONVEYED TO LESSEE

         If a bankruptcy court or other court of competent jurisdiction determines that the transaction represented by this Lease will not be enforced as a true lease, or will be treated as a financing or other transaction, then in such event it is the intention of the parties hereto (i) that this Lease be treated as a mortgage and security agreement, deed of trust and security agreement, or other similar instrument encumbering the Leased Property, (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee or trustee under a deed of trust available under Applicable Law to take possession of and sell upon the occurrence of an Event of Default (whether by foreclosure or otherwise) the Leased Property,
(iii) that the effective date of such mortgage and security agreement, deed of trust and security agreement, or other similar instrument shall be the effective date of this Lease, (iv) that the recording of this Lease, each

Memorandum of Lease, or any other instrument referencing this provision shall be deemed to be the recording of such mortgage and security agreement, deed of trust and security agreement, or other similar instrument and (v) that the obligations secured by such mortgage and security agreement, deed of trust and security agreement, or other similar instrument shall include the payment of all Basic Rent and Supplemental Rent, the Lease Balance and all other obligations of and amounts due from Lessee hereunder and under the Operative Documents but without duplication.

                                  ARTICLE XIII
                               EVENTS OF DEFAULT

         The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for a period of three (3) days after such failure;

         (b) Lessee shall fail to make any payment of Supplemental Rent when due and such failure shall continue for a period of ten (10) days after Lessee's receipt of written notice of such failure from Lessor;

         (c) Lessee shall fail to pay (i) the amount required for purchase of the affected Property when due pursuant to Sections 11.1, or 11.2 or when due in connection with the exercise of the Purchase Option pursuant to Section 15.1, or (ii) the Total Lease Balance when due for the purchase of the Leased Property pursuant to Section 15.2, or (iii) the Recourse Deficiency Amount when required pursuant to Article XV;

         (d) Lessee shall fail to maintain insurance as required by Article IX hereof;

         (e) The occurrence of any breach of the financial covenants set forth in Section 5.4 of the Participation Agreement;

         (f)     Lessee shall fail to satisfy the conditions set forth in
Section 3.3 of the Participation Agreement on or before the Completion
Deadline;

         (g) The filing by Lessee of any petition for dissolution or liquidation of Lessee, or the commencement by Lessee of a voluntary case under any applicable bankruptcy, insolvency or other similar law for the relief of debtors, foreign or domestic, now or hereafter in effect, or Lessee shall have consented to the entry of an order for relief in an involuntary case under any such law, or the appointment of or taking possession by a receiver, custodian or trustee (or other similar official) for Lessee or any substantial part of its property, or a general assignment by Lessee for the benefit of its creditors, or Lessee shall have taken any corporate action in furtherance of any of the foregoing; or the filing against Lessee of an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within ninety (90) days of the date of the filing of the petition, or the filing under any law relating to bankruptcy, insolvency or relief of debtors of any petition against Lessee which either (i) results in a finding or adjudication of insolvency of Lessee or (ii) is not dismissed within ninety (90) days of the date of the filing of such petition;

         (h) A "Default", "Event of Default", or other similar occurrence shall have occurred and be continuing under the Lease and Development Agreement dated as of January 10, 1997 between Lessee and Asset XI Holdings Company, L.L.C., a Massachusetts limited liability company affecting property located in Harris County, Texas, or under any of the Operative Documents, as defined therein.

         (i) A "default", "event of default" or other similar occurrence shall have occurred and be continuing under any other loan agreement, credit agreement, revolving credit agreement, mortgage, security agreement, lease agreement, participation agreement or other agreement between Lessee, or any Affiliate of Lessee, and Lender or between Lessee, or any Affiliate of Lessee, and Lessor, or any Affiliate of Lessor, evidencing or securing any Indebtedness of Lessee exceeding $5,000,000;

         (j) Any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered to Lessor pursuant to any Operative Document shall have been incorrect in any material respect when made and has resulted in a Material Adverse Effect on Lessee; or

         (k) Lessee shall fail in any material respect to timely perform or observe any covenant, condition or agreement (not included in clause (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Article) to be performed or observed by it hereunder or under the other Operative Documents and such failure shall continue for a period of 30 days after the earlier to occur of a Responsible Officer becoming aware of such failure or the Lessee's receipt of written notice thereof from Lessor (provided, however, if such failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, then that failure shall not constitute an Event of Default so long as Lessee institutes curative action within the applicable period and diligently pursues that action to completion).

                                  ARTICLE XIV
                                  ENFORCEMENT

         SECTION 14.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, so long as such Event of Default is continuing, do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Property as set forth in Sections 15.2 and 15.3):

         (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; provided, however, that (i) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless written notice of such intention is given to Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, (iii) Lessor shall be under no obligation whatsoever to mitigate its damages hereunder but shall be entitled to maintain an action for the payment in full of all amounts due hereunder (including but not limited to payment of the Recourse Deficiency Amount, but subject to the terms and provisions of this
Section 14.1) and (iv) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor.

         (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VII and XV hereof as if the Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee and any other Person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the reasonable and documented costs and expenses of reletting, including brokers fees and the reasonable and documented costs of any alterations or repairs made by Lessor.

         (c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) of this subsection if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Rent Payment Date coinciding with such date of sale (or, if the sale date is not a Rent Payment Date, the Rent Payment Date next preceding the date of such sale)), an amount equal to (A) the excess, if any, of (1) the sum of all Rent due and unpaid to and including such Rent Payment Date plus an amount equal to the Total Lease Balance as of the date of sale (or, if the Event of Default occurs prior to the Completion Date, an amount equal to the sum of the principal of and all interest accrued on, and Breakage Costs, if any, in respect of, the Note plus an amount equal to the outstanding balance of the Contribution plus all accrued and unpaid

Contribution Returns) over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 15.5(b)), plus (B) interest at the Overdue Rate on the foregoing amount from such Rent Payment Date until the date of payment. Any amounts so collected pursuant to this subsection shall be applied (after first deducting amounts expended by Lessor in connection with the Leased Property and the Operative Documents and not then reimbursed) to reduce the Total Lease Balance. Lessor agrees, upon Lessee's written request and at Lessee's sole expense, to provide Lessee with an accounting showing in reasonable detail the application of amounts collected pursuant to this subsection.

         (d) Lessor may, at its option, elect not to terminate the Lease, and continue to collect all Basic Rent, Supplemental Rent and all other amounts due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee and re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a long term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable. Upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion, and if such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Rent Payment Date in such Rent Period.

         (e) If the Leased Property has not been sold, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section with respect to the Leased Property, demand, by written notice to the Lessee specifying a date (the "Final Rent Payment Date") not earlier than ten (10) days after the date of such notice, that the Lessee purchase, on the Final Rent Payment Date, the Leased Property in accordance with the provisions of Sections 15.2, 15.4 and 15.5; provided, however, that (i) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section
15.3 calling for such purchase to occur on the Lease Termination Date and (ii) the Lessor's obligations under Section 15.5(a) shall be limited to delivery of a deed without warranty and bill of sale without warranty of the Leased Property, without recourse or warranty, but free and clear of the Lessor's Liens.

         (f) To the extent not inconsistent with subsection (e), Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent

Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term.

         (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay, or turn over, to Lessee pursuant to the terms of this Lease.

         SECTION 14.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law (subject in all events to Section 14.1(e) hereof), each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article.

                                   ARTICLE XV
                  SALE, RETURN OR PURCHASE OF LEASED PROPERTY

         SECTION 15.1 Lessee's Option to Purchase. Subject to the terms and conditions and provisions set forth in this Article, Lessee shall have the option (the "Purchase Option"), exercisable at any time during the Lease Term on or prior to the tenth Business Day next preceding the Lease Termination Date, to purchase from Lessor, Lessor's entire interest in all, but not less than all, of any Property at the purchase price equal to the Purchase Option Price for such Property. Such option must be exercised by written notice to the Lessor and the Lender, which exercise shall be irrevocable, and such notice shall specify the closing date for Lessee's purchase of such Property, which date shall be (i) not less than ten (10) Business Days or more than 90 calendar days following the Lessor's receipt of such notice and (ii) in any event not later the Lease Termination Date. If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this Article, on such closing date, Lessor shall convey to Lessee, and Lessee shall purchase from Lessor, Lessor's interest in all, but not less than all, of such Property. If Lessee fails to exercise the Purchase Option in a timely manner, then the Purchase Option shall thereupon automatically terminate without any further action of Lessor, and the Purchase Option shall thereafter be of no force or effect. The Purchase Option granted to Lessee pursuant to this Section is exclusive of the purchase option provided to Lessee pursuant to Section 14.1(e).

         SECTION 15.2 Purchase Obligation. Unless (i) the Lessee and the Lessor shall have extended the Lease Term pursuant to a supplement to this Lease containing conditions and terms mutually agreeable to the Lessee and the Lessor and approved by the Lender, (ii) Lessee shall have properly exercised the Purchase Option and purchased all of the Leased Property pursuant thereto,
(iii) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled the conditions of Section 15.6 hereof and Lessor shall have sold its entire interest in the Leased Property pursuant thereto or (iv) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled the conditions of Section 15.6 hereof but the Lessor shall have rejected such sale pursuant to Section 15.6(xi) and Lessee shall then have timely fulfilled all of its obligations under Section 15.7 and 15.8 hereof, then, subject to the terms, conditions and provisions set forth in this Article, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date Lessor's entire interest in all, but not less than all, of the Leased Property. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

         SECTION 15.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor's entire interest in all, but not less than all, of the Leased Property immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (g) of Article XIII; provided, however, that (without affecting any of Lessee's obligations under Section 15.5 or otherwise) Lessor's obligations under Section 15.5 (a) shall be limited to delivery of a quit claim deed of the Leased Property.

         SECTION 15.4 Determination of Purchase Price. Upon the purchase by Lessee of the Leased Property pursuant to Sections 15.2 or 15.3, the purchase price therefor shall be an amount equal to the Total Lease Balance as of the closing date therefor.

         SECTION 15.5     Purchase Procedure.

         (a) If Lessee shall purchase Lessor's interest in the Leased Property pursuant to any provision of this Lease (other than as provided in Section 15.3), (i) Lessee shall accept from Lessor, and Lessor shall convey to Lessee, such Leased Property by one or more duly executed and acknowledged special warranty deeds of such Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in such Leased Property hereunder, Lessee shall pay to the order of Lessor the Total Lease Balance by wire transfer of federal funds and (iii) Lessor shall convey to Lessee Lessor's entire interest in all of the Leased Property via the special warranty deed or deeds described above and Lessor will execute and deliver to Lessee such other documents as may be legally required in order to effect such conveyance, and such other documents as may be required by any escrow agent in order to close escrow in connection with such conveyance and issue to Lessee an ALTA owner's title policy subject only to (A) the exceptions set forth on Schedule B of the Title Policy for each Property other than the Mortgage therefor and the Assignment of Lease and Rents, (B) such exceptions created or caused by Lessee, or otherwise resulting from any act or failure to act by Lessee, or consented to by Lessee and (C) taxes and assessments not yet due and payable. Notwithstanding the foregoing, the procedures set forth in this Section 15.5(a) shall apply to transfers of one or more Parcels constituting less than Lessor's entire interest in the Leased Property, but only to the extent that such Parcels are affected by an Event of Loss, pursuant to Section 11.1 hereof, or to an Event of Taking, pursuant to
Section 11.2 hereof.

         (b) In the event that Lessee exercises the Remarketing Option pursuant to Section 15.6 and fulfills all of the conditions set forth in clauses (i) through (xiii) thereof, and if Lessor does not reject the purchase offer for the Leased Property as provided in Section 15.6 (xi), then upon payment of the purchase price and the satisfaction by such purchaser of all of the applicable closing conditions, Lessor shall convey to such purchaser Lessor's interest in the Leased Property by a duly executed special warranty deed or deeds in recordable form, and Lessor will execute and deliver to such purchaser (or the Lessee, as appropriate) such other documents as may be legally required in order to effect such conveyance, and such other documents as may be required by such purchaser's title insurance company in order to issue to such purchaser an ALTA owner's title insurance policy subject only to
(i) the exceptions set forth on Schedule B of the Title Policy, other than the Mortgage therefor and the Assignment of Lease and Rents, (ii) such exceptions created or caused by Lessee, or otherwise resulting from any act or failure to act by the Lessee, or consented to by the Lessee and (iii) taxes and assessments not yet due and payable.

         (c) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law. In the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's attorneys' fees, Lessor's reasonable attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

         (d) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Property to Lessee, there shall be no apportionment of taxes, insurance, utility charges or other charges payable with respect to the Leased Property, all of such taxes, insurance, utility or other charges due and payable with respect to the Leased Property prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Property.

         SECTION 15.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section, Lessee shall have the option (the "Remarketing Option") to market all, but not less than all, of the Leased Property and to procure a purchaser therefor. Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall remain obligated to perform all of its obligations under Section 15.2 ("Purchase Obligation"):

                 (i) Not earlier than six months before the Scheduled Termination Date, Lessee shall give to Lessor written notice of Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable unless otherwise agreed in writing by the Lender.

                 (ii) Not later than thirty (30) Business Days prior to the Scheduled Termination Date, Lessee shall deliver to Lessor an environmental assessment of each Parcel of the Leased Property dated not later than forty-five (45) days prior to the Scheduled Termination Date. Each such environmental assessment shall be prepared by an environmental consultant selected by Lessee and reasonably acceptable to Lessor and the Lender, shall be in form, detail and substance reasonably acceptable to Lessor and the Lender, and shall otherwise indicate the environmental condition of the Leased Property to be the same as described in the Environmental Audit delivered pursuant to
         Section 3.2 of the Participation Agreement.

                 (iii) On the date of Lessee's notice to Lessor of Lessee's exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied and no Event of Default shall exist, and thereafter, no Event of Default shall exist under this Lease.

                 (iv) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Property pursuant to Sections 7.2, 11.3 and 11.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor receives Lessee's notice of Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee's control.

                 (v) Once Lessee has exercised the Remarketing Option as provided in clause (i) hereof, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in each Parcel of the Leased Property and will attempt to obtain the highest purchase price therefor. Lessee will be responsible for hiring brokers and making the Leased Property available for inspection by prospective purchasers. Lessee shall promptly provide any maintenance records relating to each Parcel of the Leased Property to Lessor and any potential purchaser thereof upon request, and shall otherwise do all things necessary to sell and deliver possession of each Parcel of the Leased Property to the purchaser thereof. All such marketing of the Leased Property shall be at Lessee's sole expense. Lessee shall allow Lessor, the Lender and any potential qualified purchaser access to each Parcel of the Leased Property for the purpose of inspecting the same.

                 (vi) Lessee shall submit all bids to Lessor and the Lender and Lessor and the Lender will have the right to review the same and the right to submit any one or more bids. All bids shall be on an "all-cash" basis (at least up to the Total Lease Balance amount). Lessee shall procure bids from one or more bona fide prospective purchasers of any Parcel of the Leased Property and shall deliver to Lessor and the Lender not less than ninety (90) days prior to the Lease Termination Date a binding written irrevocable offer by such purchaser offering (subject to customary conditions which do not violate the provisions of clause viii, below) the highest "all-cash" bid to purchase the Leased Property. Such purchaser shall not be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date.

                 (vii) On the Lease Termination Date, Lessee shall surrender the Leased Property in accordance with Section 15.8 hereof.

                 (viii) In connection with any such sale of the Leased Property, Lessee may provide to the purchaser any such customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor's Liens) and the condition of the Leased Property, including, without limitation, an environmental indemnity, as Lessee may determine to provide in the exercise of its business judgment and sole discretion, provided, however, that no such indemnities, representations or warranties shall be binding on Lessor, nor shall they create liabilities, charges, offsets or Claims, contingent or otherwise, which could diminish, offset or impose a lien upon the amount of the cash proceeds payable to Lessor under such purchase offer, nor shall Lessor be under any obligation to join in or become obligated for the same, except that Lessor shall fulfill all of the requirements set forth in clause (b) of Section 15.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor other than the absence of Lessor's Liens.

                 (ix) Lessor shall pay from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Property, including without limitation the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's reasonable attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                 (x) Lessee shall pay to the Lender on the Lease Termination Date (or to such other Person as Lessor shall notify Lessee in writing or, in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount in the type of funds specified in Section 4.3 hereof.

                 (xi) If the aggregate selling price (net of closing costs and prorations and other amounts payable by Lessor under clause (ix) above, as reasonably estimated by Lessor) for all Parcels plus the Recourse Deficiency Amount is less than the Total Lease Balance, then Lessor may, by notice to Lessee and in Lessor's sole and absolute discretion, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 15.7 "Rejection of Sale" hereof.

                 (xii) If Lessor does not reject such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser must occur on or immediately before the Lease Termination Date, contemporaneously with Lessee's surrender of the Leased Property in accordance with Section 15.8 hereof.

                 (xiii) If Lessor does not reject the purchase offer as provided above, then the purchase shall be consummated on the Lease Termination Date and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to Lessor; provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount exceeds the Total Lease Balance, as of such date, then the excess shall be paid to Lessee on the Lease Termination Date.


If one or more of the foregoing provisions shall not be fulfilled as of the Lease Termination Date or if the Leased Property is not purchased as aforesaid for any other reason whatsoever other than solely due to rejection by Lessor of such sale pursuant to subsection (xi) above, then Lessor may, at Lessor's option and in Lessor's sole discretion, (i) declare by written notice to Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by Lessee), in which event all of Lessee's rights under this Section shall immediately terminate and Lessee shall be obligated to purchase the Leased Property pursuant to Section 15.2 on the Lease Termination Date or (ii) permit and require Lessee on behalf of Lessor to consummate the sale of the Leased Property to such purchaser, in which event the gross proceeds shall be paid as set forth in Section 15.6(xiii) above and all of Lessor's rights and remedies set forth herein, in the other Operative Documents, at law or in equity or otherwise shall be preserved as set forth in
Section 14.2 hereof. If the prospective purchaser breaches its offer to purchase, then Lessor may, in Lessor's sole discretion, declare the Remarketing Option to be null and void, in which event all of Lessee's rights under this Section shall immediately terminate and Lessee shall be obligated to purchase the Leased Property pursuant to Section 15.2. The Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of the Leased Property.

         SECTION 15.7 Rejection of Sale. (a) Notwithstanding anything contained herein to the contrary, if Lessor rejects the purchase offer(s) for the Leased Property as provided in Section 15.6(a)(xi) then (i) Lessee shall pay to the Lender (or to such other person as Lessor shall direct) the Recourse Deficiency Amount pursuant to Section 15.6(xi), (ii) Lessor shall retain title to the Leased Property and (iii) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor, during the period ending on the first anniversary of the Remarketing Date in connection with the marketing, sale, closing or transfer of such Series of Properties, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease with respect thereto.

                 (b) Following any rejection by the Lessor of the purchase offer(s) for the Leased Property pursuant to the provisions of Section 15.6(xi), subject to the condition that Lessee shall have:

                          (i) timely paid the Recourse Deficiency Amount to Lessor on or before the Lease Termination Date,

                          (ii) duly and timely fulfilled each of the other provisions of clauses (i) through (xiii) of Section 15.6 on or before the Lease Termination Date, and

                          (iii) on and after the Lease Termination Date, timely
                 fulfilled each and every obligation of the Lessee under the Lease, the Participation Agreement and the other Operative Documents on its part to be performed, and no Event of Default shall have occurred, then,

upon the subsequent sale of all, but not less than all, of the Leased Property by Lessor to one or more third parties, Lessor shall pay to Lessee an amount equal to the Lessor's gain (if any) on the sales, computed taking into account Lessor's total investment in the Leased Property (including, without limitation, the unpaid balance of the Loan, if any, and the unrecovered balance of the Contribution) plus all of Lessor's unreimbursed costs and expenses (capital or otherwise) relating to the Leased Property, plus an annual return thereon for up to 12 months following the Lease Termination Date (but not thereafter) computed at the Overdue Rate, less the net avails of any reletting of such Leased Property or any part thereof. To the extent that Lessor shall receive payment in the form of purchase-money indebtedness in connection with any such sale, Lessor's duty to account to Lessee pursuant to this Section 15.7(b) shall be suspended until such time as Lessor receives payment thereon.

         SECTION 15.8 Return of Leased Property. If Lessor retains title to the Leased Property pursuant to Section 15.7 hereof, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Property to Lessor for retention by Lessor. If Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section
15.6 hereof and the Lessor does not reject such purchase offers pursuant to
Section 15.6(xi), then Lessee shall (unless by agreement with the purchaser Lessee is to remain in possession of the Leased Property), on the Lease Termination Date and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, Liens for Taxes not yet payable and Liens described in clause (vi) of the definition of Permitted Liens, in as good condition as it was on the Completion Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Leased Property and all know-how, data and technical information relating thereto to the extent in Lessee's possession, providing a current copy of the Plans and Specifications for the Leased Property, assigning all licenses necessary for the operation and maintenance of the Leased Property to the extent Lessee has the legal right to do so and cooperating in seeking and obtaining all necessary Governmental Action relating to occupancy but not special use by the purchaser thereof. Lessee shall have also paid the cost of all Alterations with respect to the Leased Property commenced prior to the Lease Termination Date. The obligation of Lessee under this Article shall survive the expiration or termination of this Lease.

         SECTION 15.9 Effect of Conveyance to Lessee. Upon conveyance of the Leased Property after the exercise by Lessee of any of its rights to purchase the Leased Property, including its rights under Section 14.1(e), or after exercise of the Remarketing Option and the fulfillment of the applicable conditions of clauses (i) through (x) of Section 15.6, this Lease shall automatically terminate unless Lessee otherwise elects in writing.

                                  ARTICLE XVI
                               LESSEE'S EQUIPMENT

         After any repossession of the Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to or materially impairing the value of the Leased Property); provided, however, that Lessee shall not remove any fixture, equipment or personal property which constitutes part of the Leased Property. Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest to Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable and documented costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment in connection therewith.

                                  ARTICLE XVII
                          RIGHT TO PERFORM FOR LESSEE

         If Lessee shall fail to perform or comply with any of its agreements contained herein Lessor may, on thirty (30) days' prior notice (or such lesser period afforded by Applicable Law or any third party, except that no notice shall be required in the case of a default in the observance of the obligations to maintain insurance pursuant to Article IX, or in the event of emergency) to Lessee, perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including reasonable attorney's fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within ten (10) days' after written demand therefor.

                                 ARTICLE XVIII
                                 MISCELLANEOUS

         SECTION 18.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Lender) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

         SECTION 18.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Lender shall inure (subject to such conditions as are contained herein) to the benefit of the Lender's permitted successors and assigns.

         SECTION 18.3 Quiet Enjoyment. Lessor covenants that, so long as no Event of Default has occurred and is continuing, it will not interfere in Lessee's or any of its sublessees' quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term.

         SECTION 18.4 Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in accordance with Section 8.2 of the Participation Agreement.

         SECTION 18.5 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         SECTION 18.6 Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except pursuant to Parcel Lease Supplements executed and delivered pursuant to the provisions of the Operative Documents, or by other instrument in writing signed by Lessor and the Lessee in accordance with the provisions of Section 8.4 of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

         SECTION 18.7 Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

         SECTION 18.8 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         SECTION 18.9 Counterparts. This Lease may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this lease, (a) the signature pages taken from the separate individually executed counterparts of this lease may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Lease shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

         SECTION 18.10 Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT, WITH RESPECT TO LEASED PROPERTY LOCATED

IN ANY STATE OTHER THAN TEXAS, FOR ISSUES WHICH ARE MANDATORILY SUBJECT TO THE LAWS OF THE STATE IN WHICH ANY PART THE LEASED PROPERTY IS LOCATED, WHICH ISSUES SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH SUCH PART OF THE LEASED PROPERTY IS LOCATED.

         SECTION 18.11 Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Property or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

         SECTION 18.12 Liability of Lessor Limited. Except as otherwise expressly provided in this Lease or below in this Section, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any personal liability of Lessor (other than for its intentional misrepresentations of willful misconduct) or any of its constituent members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such personal liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its constituent members or other Affiliates, or JH Management Corporation, or any of their respective incorporators, stockholders, officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to, and the liability of Lessor hereunder shall be limited to, the right, title and interest of Lessor in the Leased Property, any proceeds from Lessor's sale or encumbrance thereof, and any Awards or Loss Proceeds (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

         SECTION 18.13 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to the Lender, any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof), assignee or mortgagee or third party designated by such other party, a certificate stating (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements), (ii) the date to which Basic Rent has been paid, (iii) whether or not there is any existing default by Lessee in the payment of Basic Rent or any Supplemental Rent, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof, (iv) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (v) other matters concerning the status of this Lease and of any of the Operative Documents to which the Lessee is a party that may be reasonably requested; provided, however, that no such certificate may be requested unless the requesting party has a good faith reason for such request.

         SECTION 18.14 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

         SECTION 18.15 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall any such acceptance be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

         SECTION 18.16 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder merge with any interests, estates or rights of Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         SECTION 18.17 Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Articles IV, XI, XII, XIV, Sections 15.2, 15.3, 15.4, 15.5 and 15.8, Articles XVI, XVII, and Sections 18.09 and 18.11 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Lender or any Indemnitee shall not affect such survival.

         SECTION 18.18 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of Lessor on its signature page.

         SECTION 18.19 Time of Essence. Time is of the essence of this Lease.

         SECTION 18.20 Recordation of Lease. Lessee will, at its expense, cause either the Lease or each Memorandum of Lease to be recorded in the proper office or offices in the State and the municipality in which the Land is located.

         SECTION 18.21 Investment of Security Funds. Any amounts not payable to Lessee (which amounts shall be paid to or retained by Lessor), pursuant to any provision of Article IX, XI or XV or this Section solely because an Event of Default shall have occurred and be continuing, shall be held by the Lender, on behalf of Lessee, as security for the obligations of Lessee under this Lease and the Participation Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Participation Agreement, shall be paid to Lessee or such sublessee or transferee, as the case may be. Any such amounts which are held by the Lender pending payment to Lessee or such sublessee or transferee, as the case may be, shall until paid to Lessee or such sublessee or transferee, as the case may be, as provided hereunder or, as long as the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Participation Agreement and distributed as provided in Section 3 of the Loan Agreement or (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Lender as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing such investment will be directed by Lessor) and at the expense and risk of Lessee, in investments reasonably approved by the Lender. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.

         SECTION 18.22 No Illegal Interest to be Charged. All agreements between the Lessee and the Lessee under this Lease or the Participation Agreement are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to the Lessor or its successors or assigns for the use, forbearance or detention of the money to be advanced to the Lessee exceed the highest rate permissible under law applicable thereto by a court of competent jurisdiction. If, from any circumstances whatever, fulfillment of any provisions of this Lease or any of the Operative Documents at the time performance of such provision shall be due, shall involve payment of interest at a rate that exceeds the highest lawful rate as so determined, then ipso facto the obligation to be fulfilled shall be reduced to such highest lawful rate. If from any circumstances whatsoever, the Lessor or its successors or assigns shall ever receive interest, the amount of which would exceed such highest lawful rate, the portion thereof that would be excessive interest shall be applied to the reduction of the unpaid Scheduled Rent; provided, however, that nothing contained herein, in the Participation Agreement, this Lease or any of the Operative Documents shall be deemed to create a defense, contractual or otherwise, to any sums due or to become due or coming due under this Lease, the Participation Agreement or any of the Operative Documents where no such defense exists at law, as for example, where corporations are barred from asserting the defense of usury or in a case wherein no limit exists upon the rate of interest that may be charged.




                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease and Development Agreement to be executed by their respective duly authorized officers as of the day and year first above written.


WITNESSES:                                                   ASSET XVI HOLDINGS COMPANY, L.L.C., as Lessor

                                                                     By:      Asset Holdings Corporation I, as
                                                                              Managing Member
----------------------------------------------------
Print Name:
           -----------------------------------------

                                                                              By:
                                                                                 ------------------------------
                                                                              Name:
----------------------------------------------------                               ----------------------------
Print Name:                                                                   Title:
           -----------------------------------------                                ---------------------------


                                                             EAGLE USA AIRFREIGHT, INC., as Lessee


----------------------------------------------------         By:
Print Name:                                                     -----------------------------------------------
                                                             Name:  Douglas A. Seckel
                                                             Title: Chief Financial Officer

----------------------------------------------------
Print Name:

COMMONWEALTH OF MASSACHUSETTS           )
                                        ) ss:
COUNTY OF SUFFOLK                       )

         The foregoing instrument was acknowledged before me this _____ day of _______________, 1998, by ____________________________, the
______________________ of Asset Holdings Corporation I, a Delaware corporation, on behalf of Asset XVI Holdings Company, L.L.C., as such person's and its free act and deed.



(SEAL)
                                                   -----------------------------
                                                             Notary Public

My commission expires:


----------------------------------



STATE OF OHIO                     )
                                  ) ss:
COUNTY OF _____________           )

         The foregoing instrument was acknowledged before me this _____ day of _______________, 1998, by _______________________, the __________________, of
Eagle USA Airfreight, Inc., a Texas corporation, on behalf of the corporation, as each such person's and its free act and deed.


                                                   ---------------------------
(SEAL)                                             Notary Public
My commission expires:

                                   APPENDIX I
                                       TO
                MASTER PARTICIPATION AGREEMENT, MASTER LEASE AND
                DEVELOPMENT AGREEMENT AND MASTER TRUST INDENTURE

                         DEFINITIONS AND INTERPRETATION

                              [See separate text]
                                  APPENDIX II

                        Form of Parcel Lease Supplement


                         PARCEL ______ LEASE SUPPLEMENT

         THIS PARCEL _____ LEASE SUPPLEMENT dated as of __________________, 199__ (this "Parcel Lease Supplement"), between ASSET XVI HOLDINGS COMPANY, L.L.C., a Massachusetts limited liability company, as Lessor, and EAGLE USA AIRFREIGHT, INC., a Texas corporation, as Lessee. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in the Lease (defined below) for all purposes hereof and the rules of interpretation set forth in Appendix I to the Lease shall apply to this Parcel Lease Supplement.

                             Preliminary Statement

         In accordance with and subject to the terms and provisions of that certain Master Lease and Development Agreement, dated as of April 3, 1998, (i) the Lessor agreed, inter alia, to acquire Parcels of Land, (ii) the Lessor has agreed to lease such Parcels of Land to the Lessee pursuant to the Lease and Parcel Lease Supplements, (iii) the Lessee has agreed to construct Improvements thereon for the Lessor, (iv) Lessor has agreed to lease and demise the same to Lessee and Lessee has agreed to rent and hire the same from the Lessor as part of the Leased Property, (v) the Lessor and the Lessee wish to obtain, and the Lender has agreed to provide, in accordance with the Loan Agreement, funding pursuant to a loan in the amount of up to $19,000,000 for a portion of the costs of the acquisition of the Land and the development and construction of the Improvements, (vi) Lessor has agreed to make Contribution Advances from its own equity resources in an aggregate sum not to exceed $1,000,000 to pay a portion of the cost of acquisition of the Land and the development and construction of the Improvements; and (vii) the Lessee has identified, on behalf of the Lessor, Parcel __ of the Land [upon which Improvements may be constructed and] which the parties hereto desire to become part of the Leased Property.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Parcel Lease Supplement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.    As used herein:

         "Lease" means that certain Master Lease and Development Agreement, dated as of April 3, 1998, between the Lessor and the Lessee, as amended by [previous Lease Supplements and] this Parcel Lease Supplement, which may be further amended, supplemented or restated from time to time.

         "Lease Term" means, with respect to Property ________, the period commencing on the date hereof and ending on the Scheduled Termination Date.

         "Parcel______" means the Parcel located in ______________, a description of which is attached hereto as Appendix I.

         "Parcel _____ Completion Date" means the Parcel Completion Date for Parcel ____.

         "Parcel ______ Improvements" means those Improvements located, installed and constructed, [and to be located, installed and constructed] on the Parcel.

         "Property ______" means, together, Parcel ______ and the Parcel ____ Improvements.

         SECTION 2. Lease of Parcel _______. In accordance with and subject to the terms and provisions of this Parcel Lease Supplement, of the Lease (in particular Section 2.3 thereof), of the Participation Agreement (in particular
Section 3.24 thereof) and the other Operative Documents, Lessor does hereby demise and lease Lessor's interest in Parcel ____ to Lessee, and Lessee hereby rents and leases Lessor's interest in Parcel ___ from Lessor, for the Lease Term.

         SECTION 3. Lease of Parcel _______ Improvements. Lessor hereby demises and leases Lessor's interest in the Parcel _______ Improvements (whether or not the Construction thereof has been completed) to Lessee and Lessee hereby rents and leases Lessor's interest in the Parcel _______ Improvements (whether or not the Construction thereof has been completed) from Lessor, for the Lease Term. The demise and lease of the Parcel _______ Improvements pursuant to this Section 3 shall include any additional right, title and interest in the Parcel _______ Improvements which may at any time may be acquired by Lessor, whether in connection with the Construction of such Improvements on an additional Parcel of the Land, as the result of an Alteration, or otherwise, the intent being that all right, title and interest of Lessor in and to all of the Parcel _____ Improvements, whenever constructed, and wherever located, shall at all times be demised and leased hereunder.

         SECTION 4. Construction of Parcel _______ Improvements. (a) Lessee shall, for the benefit of Lessor, cause the Construction of the Parcel _______ Improvements, if any, to be commenced with reasonable diligence and to cause such Construction to be performed and completed in accordance with the Plans and Specifications pursuant to the provisions of subsection (b) below. Until such Construction is completed, the portions of the Parcel ________ Improvements under Construction, and upon completion of Construction the completed Parcel _______ Improvements, shall be a part of the Leased Property (and in particular Property _______).

         (b) Lessee shall cause the Construction of the Parcel _______ Improvements to occur on or prior to the Completion Deadline, subject to extension as provided in the Lease. Lessee's obligations under this Section 4 shall not be diminished or affected by any insufficiency of the proceeds of Loan, or as the result of the costs of acquisition of the Land or the Construction of the Improvements or any part thereof exceeding amounts received from the sale of the Note. In the event that the cost of acquisition of the Land and the Construction of the Improvements, or any part thereof, exceeds the proceeds of the Loan, such excess shall be paid by Lessee from Lessee's own funds.

         SECTION 5  Payment of Rent.

         5.1 Basic Rent. Lessee shall pay Basic Rent in accordance with the Lease. Lessee shall pay Index Rent and Facility Rent with respect to the Property (subject to Section 4.1(b) of the Lease) beginning on [IN THE EVENT CONSTRUCTION IS CONTEMPLATED: BEGINNING WITH THE FIRST RENT PAYMENT DATE FOLLOWING THE PARCEL ___ COMPLETION DATE] [IN THE EVENT NO CONSTRUCTION IS
CONTEMPLATED: BEGINNING WITH THE FIRST RENT PAYMENT DATE FOLLOWING THE DATE HEREOF]. Lessee shall pay installments of Scheduled Rent with respect to the Property on the dates and in the respective amounts set forth on Appendix II hereof.

         5.2 Supplemental Rent. Lessee shall pay Supplemental Rent in accordance with the provisions of Section 4.2 of the Lease.

         SECTION 6. Condition of Parcel ________. Lessee acknowledges that (as of the Commencement Date), Parcel ______ is [vacant and unimproved and no part of the [parcel] Improvements has been constructed thereon, nor has such Construction commenced.] [IMPROVED] During the Lease Term, Lessor's interest in the Parcel _______ Improvements (whether or not completed) and Parcel _____ is demised and let by Lessor "AS IS" subject to (i) the rights of any parties in possession thereof, (ii) the state of the title thereto existing at the time Lessor acquired its interest in Parcel ______, (iii) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Commencement Date), (iv) all applicable law and (v) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO PARCEL _______ PROPERTY, LESSEE IS SOLELY RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS. NEITHER LESSOR NOR THE TRUSTEE HAVE MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF PROPERTY _______ (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO PROPERTY _______ (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR NOR THE TRUSTEE SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREIN OR THE FAILURE OF PROPERTY ________, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW except that Lessor hereby represents and warrants Property ________ is and shall at all times remain free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect Parcel _____, is satisfied with the results of its inspections of Parcel _____ and is entering into this Parcel Lease Supplement solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Section 6 have been negotiated and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor or the Trustee, express or implied, with respect to Property ________ that may arise pursuant to any law now or hereafter in effect or otherwise.

         SECTION 7. Relationship of Lease and Parcel Lease Supplement. This Parcel Lease Supplement shall form a part of the Lease. All terms and conditions contained in this Parcel Lease Supplement shall be deemed to be a part of the terms and conditions of the Lease for any and all purposes. Property _______ shall be deemed to be demised and leased under and subject to the burdens and benefits of the Lease.

         SECTION 8. Binding Effect. This Parcel Lease Supplement shall inure to the benefit of and shall be binding upon the Lessor and Lessee and their respective successors and assigns, subject, however to the limitations set forth in the Lease and other Operative Documents.

         SECTION 9. Counterparts. This Parcel Lease Supplement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Parcel Lease Supplement, (a) the signature pages taken from the separate individually executed counterparts of this Parcel Lease Supplement may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature for all purposes. All executed counterparts of this Parcel Lease Supplement shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same Parcel Lease Supplement.

         SECTION 10. Severability. Any provision of this Parcel Lease Supplement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, the parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         SECTION 11. Amendment; Complete Agreements. Neither this Parcel Lease Supplement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of Section 8.4 of the Participation Agreement. This Parcel Lease Supplement, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement in respect of Property _________ and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of the Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Parcel Lease Supplement other than those specifically set forth in the Operative Documents.

         SECTION 12.  Governing Law.   THIS AGREEMENT SHALL IN ALL RESPECTS BE
GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT, WITH RESPECT TO LEASED PROPERTY LOCATED IN ANY OTHER STATE THAN TEXAS, FOR ISSUES THAT ARE MANDATORILY SUBJECT TO THE LAWS OF THE STATE IN WHICH ANY PART OF THE LEASED PROPERTY IS LOCATED, WHICH ISSUES SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH SUCH PART OF THE LEASED PROPERTY IS LOCATED.

         SECTION 13. Memorandum of Lease. A Memorandum of Lease (substantially in the form of Exhibit ____ of the Participation Agreement) relating to this Parcel Lease Supplement shall be recorded in the office of the ___________________ of ___________ County, ______________.

         SECTION 14. Recourse Deficiency Amount. From and after the Parcel __ Closing Date, the Recourse Deficiency Amount shall be
$___________________, subject to adjustment in accordance with the terms and provisions of Appendix I to the Lease.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Parcel _____ Lease Supplement to be executed by their respective duly authorized officers as of the day and year first above written.


WITNESSES:                                                  ASSET XVI HOLDINGS COMPANY, L.L.C., as Lessor

                                                            By:     Asset Holdings Corporation I, as Managing
                                                                    Member
---------------------------------------------------
Print Name:
           ----------------------------------------

                                                            By:
                                                               ------------------------------------------------
                                                            Name:
---------------------------------------------------              ----------------------------------------------
Print Name:                                                 Title:
           ----------------------------------------               ---------------------------------------------


                                                            EAGLE USA AIRFREIGHT, INC., as Lessee

---------------------------------------------------         By:
Print Name:                                                    ------------------------------------------------
                                                            Name:  Douglas A. Seckel
                                                            Title: Chief Financial Officer

---------------------------------------------------
Print Name:


COMMONWEALTH OF MASSACHUSETTS           )
                                        ) ss:
COUNTY OF SUFFOLK                       )

         The foregoing instrument was acknowledged before me this _____ day of ____________, 199__, by ______________, the Secretary of Asset Holdings
Corporation I, a Delaware corporation, on behalf of Asset XVI Holdings Company, L.L.C., as such person's and its free act and deed.



(SEAL)
                                                   -----------------------------
                                                            Notary Public

My commission expires:


----------------------------------



STATE OF TEXAS            )
                          ) ss:
COUNTY OF _____________   )

         The foregoing instrument was acknowledged before me this _____ day of _______________, 19___, by _______________________, the __________________, of
Eagle USA Airfreight, Inc., a Texas corporation, on behalf of the corporation, as each such person's and its free act and deed.



                                                   -----------------------------
(SEAL)                                             Notary Public
My commission expires:

                                   APPENDIX I

                         DESCRIPTION OF PARCEL________


















                                Appendix II-1

                                  APPENDIX II

                 SCHEDULE OF SCHEDULED RENT FOR PARCEL _______



















                                Appendix II-1